      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 4, 1999
                                                     REGISTRATION NO. 333
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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                             WASTE MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)

                          DELAWARE                                                    73-1309529
      (State or other jurisdiction of incorporation or                   (I.R.S. Employer Identification No.)
                       organization)

                         1001 FANNIN STREET, SUITE 4000
                              HOUSTON, TEXAS 77002
                                 (713) 512-6200
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                              GREGORY T. SANGALIS
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                         1001 FANNIN STREET, SUITE 4000
                              HOUSTON, TEXAS 77002
                                 (713) 512-6200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
                             ---------------------
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

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                                                                        PROPOSED                PROPOSED
TITLE OF EACH CLASS OF SECURITIES TO BE       AMOUNT TO BE          MAXIMUM OFFERING       MAXIMUM AGGREGATE
              REGISTERED                       REGISTERED           PRICE PER SHARE          OFFERING PRICE
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Debt Securities.......
Common Stock, par value $.01 per
  share...............                            (1)                     (1)              $2,200,000,000(2)
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TITLE OF EACH CLASS OF SECURITIES TO BE        AMOUNT OF
              REGISTERED                    REGISTRATION FEE
---------------------------------------  ----------------------
Debt Securities.......
Common Stock, par value $.01 per
  share...............                          $611,600
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(1) Omitted pursuant to Rule 457(o)
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus included herein also relates to $800,000,000 of Securities registered under Registration Statement No. 333-52197 for which a registration fee of $236,000 was previously paid to the Commission. If any such previously registered Securities are offered prior to the effective date of this registration statement, the amount of such Securities will not be included in any prospectus hereunder. The amount of Securities being registered, together with the remaining Securities registered under Registration Statement No. 333-52197, represents the maximum amount of Securities that are expected to be offered for sale.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.
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                   SUBJECT TO COMPLETION, DATED JUNE 4, 1999

PROSPECTUS

                                 $3,000,000,000

                             WASTE MANAGEMENT, INC.

                                DEBT SECURITIES

                                  COMMON STOCK

We may offer from time to time

     - Debt securities

     - Shares of our common stock

Our shares of common stock are listed on the New York Stock Exchange under the symbol "WMI."

            CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE 4.

     We will provide a prospectus supplement each time we issue the securities covered by this prospectus. The prospectus supplement will provide specific information about the terms of that offering and also may add, update or change information contained in this prospectus.

     You should read this prospectus and the related prospectus supplement carefully before you invest in our securities. This prospectus may not be used to offer and sell our securities unless accompanied by a prospectus supplement.

     The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  THE DATE OF THIS PROSPECTUS IS JUNE   , 1999

                         WHERE TO FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form S-3 (Reg. No.
333-       ) with respect to the securities we are offering. This prospectus does not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including the exhibits and schedules, for further information about us and the securities we are offering. Statements we make in this prospectus about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the offices of the SEC and may be inspected without charge. We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You can also read and copy any document we file at:

     - the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, and

     - the regional offices of the SEC located at:

      - 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and

      - 7 World Trade Center, Suite 1300, New York, New York 10048.

     Please call the SEC at 1-800-SEC-0330 for more information about the public reference facilities.

     You can also inspect material filed by us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which shares of our common stock are listed.

     We are incorporating by reference in this prospectus some information we file with the SEC. This means that we are disclosing important information to you by referring you to those documents. Specifically, we incorporate by reference the documents set forth below that we have previously filed with the
SEC:

SEC FILINGS (FILE NO. 1-12154)                           PERIOD/DATE
------------------------------                           -----------
- Annual Report on Form 10-K                             Year ended December 31, 1998
- Quarterly Report on Form 10-Q                          Quarter ended March 31, 1999
- Proxy Statement for the 1999 Annual Meeting of         April 5, 1999
  Stockholders

     We also incorporate by reference the information contained in any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act until we sell all of the securities covered by this prospectus, which information will be deemed to automatically update and supersede this information.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

        Waste Management, Inc.
        1001 Fannin Street, Suite 4000
        Houston, Texas 77002
        (713) 512-6200
        Attn: Secretary

                                  OUR COMPANY

     We are a global leader in providing integrated waste management services.

     In North America, where we have our principal operations, we provide solid waste collection, transfer, recycling, resource recovery and disposal services. We also are a leading operator and owner of waste-to-energy and waste-fuel powered independent power facilities in the United States. We conduct other operations in North America, including landfill disposal of hazardous wastes, additional hazardous waste management services and low-level and other radioactive waste services.

     Outside of North America, we operate in Europe, the Pacific Rim, South America and other select international markets, where we provide collection and transportation services for solid, hazardous and medical wastes and collection, treatment and disposal services for recyclable materials. We also operate solid and hazardous waste landfills, municipal and hazardous waste incinerators, waste and wastewater treatment facilities and hazardous waste treatment facilities, as well as construct waste treatment or disposal facilities for third parties.

     Our diversified customer base includes commercial, industrial, municipal and residential customers, other waste management companies, governmental entities and independent power markets.

     On July 16, 1998, we changed our name to "Waste Management, Inc.," from "USA Waste Services, Inc." On that date, we acquired all of the shares of Waste Management Holdings, Inc., which at the time was the largest publicly traded waste management services company in North America and which operated under the "Waste Management" name.

     Our executive offices are located at 1001 Fannin Street, Suite 4000, Houston, Texas 77002, and our telephone number is (713) 512-6200.

                                  RISK FACTORS

     In addition to the information set forth in this prospectus, you should carefully consider the risks described below before making an investment in the securities offered. The risks described below are not the only ones facing us. There may be additional risks not presently known to us or that we currently deem immaterial which may also impair our business operations.

POTENTIAL DIFFICULTIES IN CONTINUING TO EXPAND AND MANAGE GROWTH

     We have grown rapidly, primarily through acquisitions. We cannot guarantee that we will be able to continue to expand and successfully manage our growth. We also cannot guarantee that our existing or acquired operations will not be adversely affected by the pace of our growth. Improving the productivity of our acquired operations and using our asset base and strategic position to operate more efficiently is very important to our financial results and prospects. In particular, whether we will ultimately achieve the anticipated benefits of acquired operations will depend on a number of factors, including our ability to effect:

     - administrative costs savings;

     - rationalization of collection routes;

     - insurance and bonding cost reductions; and

     - general economies of scale.

     Moreover, our ability to continue to grow will depend on a number of factors, including:

     - competition from other waste management companies;

     - the availability of attractive acquisition opportunities;

     - our ability to mitigate antitrust concerns related to acquisitions in several markets;

     - the availability of working capital;

     - our ability to maintain margins on existing or acquired operations; and

     - our ability to manage costs in a changing regulatory environment.

POTENTIAL RISKS OF ACQUISITION STRATEGY

     We regularly pursue opportunities to expand by acquiring additional waste management businesses and operations that can be effectively integrated with our existing operations. In addition, we regularly pursue mergers and acquisition transactions, some of which are significant, in new markets where we believe that we can successfully become a provider of integrated waste management services. As one of the leading industry consolidators, we could announce transactions with either publicly or privately owned businesses at any time.

     Our acquisition strategy involves potential risks. These risks include:

     - our failure to accurately assess all of the pre-existing liabilities of acquired companies;

     - unexpected difficulties in successfully integrating the operations of acquired companies with our existing operations;

     - a lack of attractive acquisition opportunities;

     - our inability to obtain the capital required to finance potential acquisitions on satisfactory terms;

     - the businesses we acquire not proving profitable; and

     - our incurring additional indebtedness or issuing additional equity securities as a result of future acquisitions.

SOCIAL, POLITICAL AND ECONOMIC RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS

     Our operations in foreign countries generally are subject to a number of risks inherent in any business operating in foreign countries, all of which are beyond our control. These risks include:

     - political, social and economic instability;

     - inflation;

     - general strikes;

     - nationalization of assets;

     - currency restrictions and exchange rate fluctuations;

     - nullification, modification or renegotiation of contracts; and

     - governmental regulation.

     We can make no prediction as to how existing or future foreign governmental regulations in any jurisdiction may affect us in particular or the waste management industry in general.

POSSIBLE NEED FOR ADDITIONAL CAPITAL; EFFECT OF FLUCTUATING INTEREST RATES

     We expect to generate sufficient cash flow from our operations in 1999 to cover our anticipated cash needs for capital expenditures and acquisitions. If our cash flow from operations during 1999 is less than currently expected, or our capital requirements increase, either due to strategic decisions or otherwise, we may elect to incur indebtedness or issue equity securities to cover any additional capital needs. However, we cannot guarantee that we will be successful in obtaining additional capital in this manner on acceptable terms.

     We also cannot guarantee that we will be successful in renewing our existing credit facilities, or that we will be able to renew the credit facilities on terms acceptable to us. If we are unable to renew our existing credit facilities, or to obtain other financing sources, our business and operating results could be affected adversely to a material extent.

     In the past, we have used variable rate debt under revolving bank credit arrangements as one method of financing our rapid growth. Although our recent financings have reduced the amount of variable rate debt as a percentage of total indebtedness outstanding, issuing variable rate debt will continue to be an alternative for us. Fluctuations in variable interest rates, which may occur as general interest rates change, could have a material adverse effect on us.

EFFECT OF COMPETITION ON PROFITABILITY

     We encounter intense competition from governmental, quasi-governmental and private sources in all aspects of our operations.

     In North America, the waste management services industry consists of large national companies and local and regional companies of varying sizes and financial resources. We compete with numerous waste management companies as well as with counties and municipalities that maintain their own waste collection and disposal operations. These counties and municipalities may have financial competitive advantages because tax revenues and tax-exempt financing are available to them. In addition, competitors may reduce their prices to expand sales volume or to win competitively bid municipal contracts. Profitability may decline because of the national emphasis on recycling, composting, and other waste reduction programs that could reduce the volume of solid waste collected or deposited in disposal facilities.

     Outside of North America, the waste management services industry is very decentralized and highly fragmented. In some markets, however, we compete with substantial companies that hold significant market shares, particularly in Finland, Germany, the Netherlands, Sweden and the United Kingdom. Some of our international competitors may have greater financial resources and greater technical resources than we do with respect to specific matters. Especially in the case of larger contracts, we may be required to commit substantial resources over a long period of time during the proposal phase without any assurance that the contract will be awarded to us. Examples include contracts for city-cleaning services, contracts or bids with respect to the construction or development of water and wastewater facilities, or permitting and development of a new treatment facility, waste-to-energy facility, incinerator or landfill.

POTENTIAL CHARGES FOR UNAMORTIZED CAPITALIZED EXPENDITURES

     In accordance with generally accepted accounting principles, we capitalize certain expenditures and advances relating to acquisitions, pending acquisitions, and disposal site development and expansion projects. We expense indirect acquisition costs, such as executive salaries, general corporate overhead, public affairs and other corporate services, as incurred. Our policy is to charge against earnings any unamortized capitalized expenditures and advances relating to any facility or operation that is permanently shut down, any pending acquisition that is not consummated, and any disposal site development or expansion project that is not completed. The charge against earnings is reduced by any portion of the capitalized expenditure and advances that we estimate will be recoverable, through sale or otherwise. In future periods, we may be required to incur a charge against earnings in accordance with our policy. Depending on its magnitude, any such charge could have a material adverse effect on our consolidated financial statements.

RESTRICTIONS AND COSTS ASSOCIATED WITH GOVERNMENT REGULATION

     Stringent government regulations at the federal, state and local level in the United States and in other countries have a substantial impact on our operations. A large number of complex laws, rules, orders and interpretations govern environmental protection, health and safety, land use, zoning and related matters. Among other things, they may restrict our operations and adversely affect our operating results and financial condition by imposing conditions such as:

     - limitations on the expansion of waste disposal, transfer or processing facilities;

     - limitations or bans on disposal of out-of-state waste or certain categories of waste; or

     - mandates regarding the disposal of solid waste.

     Regulations also affect the siting, design and closure of landfills and could require us to undertake investigatory or remedial activities, curtail operations or close a landfill temporarily or permanently. Future changes in these regulations may require us to modify, supplement or replace equipment or facilities. The costs of complying with these regulations could be substantial.

     In order to develop, expand or operate a landfill or other waste management facility, we must have various facility permits and other governmental approvals, including those relating to zoning, environmental protection and land use. These permits and approvals are difficult, time consuming and costly to obtain, in part because of possible opposition by governmental officials or citizens. In addition, these permits and approvals may contain conditions that limit operations and our ability to change the facility or are otherwise difficult to comply with. We cannot guarantee that we will be successful in obtaining and maintaining in effect permits and approvals required for the successful operation and growth of our business, including permits and approvals for the development of additional disposal capacity needed to replace existing capacity that is exhausted.

     Courts in the United States, basing their decisions on constitutional law, have ruled that state and local governments may not use regulatory flow control laws to restrict the free movement of waste in interstate commerce. We cannot predict what impact, if any, these decisions will have on our disposal facilities.

POTENTIAL ENVIRONMENTAL LIABILITIES AND LACK OF INSURANCE COVERAGE

     We could be liable if our disposal facilities or collection operations cause environmental damage to our properties or to nearby landowners, particularly as a result of the contamination of drinking water sources or soil. Under current law, we could even be held liable for damage caused by conditions that existed before we acquired the assets or operations involved. Also, we could be liable if we arrange for the transportation, disposal or treatment of hazardous substances that cause environmental contamination, or if a predecessor owner made such arrangements and under applicable law we are treated as a successor to the prior owner. Any substantial liability for environmental damage could have a material adverse effect on our operating results and financial condition.

     In the ordinary course of our business, we may become involved in a variety of legal and administrative proceedings relating to land use and environmental laws and regulations. These may include proceedings in which:

     - agencies of federal, state, local or foreign governments seek to impose liability on us under applicable statutes, sometimes involving civil or criminal penalties for violations, or to revoke or deny renewal of a permit we need; and

     - citizen groups, adjacent landowners or governmental agencies oppose the issuance of a permit or approval we need, allege violations of the permits under which we operate or laws or regulations to which we are subject, or seek to impose liability on us for environmental damage that we may be responsible for.

     The adverse outcome of one or more of these proceedings could have a material adverse effect on our financial position, results of operations or cash flows.

     From time to time we have received citations or notices from governmental authorities that our operations are not in compliance with our permits or certain applicable environmental or land use laws and regulations. In the future we may receive additional citations or notices. We generally seek to work with the authorities to resolve the issues raised by such citations or notices. However, we cannot guarantee that we will always be successful in this regard. Where we are not, we may incur fines, penalties or other sanctions that could have a material adverse effect on our financial position, results of operations or cash flows.

     Our insurance for environmental liability meets or exceeds statutory requirements. However, because we believe that the cost for such insurance is high relative to the coverage it would provide, our coverages are generally maintained at statutorily required levels. Due to the limited nature of such insurance coverage for environmental liability, if we were to incur liability for environmental damage, such liability could have a material adverse effect on our financial position, results of operations or cash flows.

ALTERNATIVES TO LANDFILL DISPOSAL AND WASTE-TO-ENERGY FACILITIES

     Our customers are increasingly using alternatives to landfill disposal, such as recycling and composting. In addition, state and local governments are increasingly mandating recycling and waste reduction at the source and prohibiting the disposal of certain types of wastes, such as yard wastes, at landfills or waste-to-energy facilities. These developments could reduce the volume of waste going to landfills and waste-to-energy facilities in certain areas, which may affect our ability to operate our landfills and waste-to-energy facilities at full capacity as well as the prices that we can charge for landfill disposal and waste-to-energy services.

DEPENDENCE ON KEY PERSONNEL

     Our business is partially dependent upon the performance of certain of our executive officers. We are particularly dependent upon John E. Drury, our Chief Executive Officer, because of his knowledge of our operations as well as his industry experience. We have entered into employment agreements with our executive officers, but cannot guarantee that we will be able to retain their services or that, in the event of their departure, we will be able to enforce non-competition provisions in the employment agreements. The loss of the services of our management could have a material adverse effect upon us. We are in the process of establishing a formalized management succession plan to prepare ourselves in the event of an unexpected departure.

RECYCLABLE MATERIALS PRICE FLUCTUATIONS

     Recyclable materials that we process for sale, including paper, plastics, aluminum and other commodities, are subject to significant price fluctuations. These fluctuations will affect our future operating revenues and income.

MATTERS RELATED TO ACCOUNTING PRACTICES OF WASTE MANAGEMENT HOLDINGS

     The SEC has commenced a formal investigation with respect to the previously filed financial statements (which were subsequently restated) and the related accounting policies, procedures and system of internal controls of Waste Management Holdings, Inc., or "WM Holdings," which we acquired through a merger in July 1998. Several lawsuits and claims have been filed against WM Holdings and some of its former officers and directors in connection with the restatement of WM Holdings' financial statements. We are unable to predict the outcome or impact of the investigation or any previously filed or future lawsuits or claims arising out of the restatement. However, it is reasonably possible that they could have a material adverse impact on our financial condition or results of operations in one or more future periods.

SEASONALITY OF OUR OPERATING REVENUES

     Our operating revenues are usually lower in the winter months, primarily because the volume of waste relating to construction and demolition activities usually increases in the spring and summer months and the volume of industrial and residential waste in certain regions where we operate usually decreases during the winter months. Our first and fourth quarter results of operations typically reflect this seasonality.

POTENTIAL EFFECT OF CERTAIN ANTI-TAKEOVER PROVISIONS

     Certain provisions of our Restated Certificate of Incorporation and Bylaws may make it more difficult for a third party to acquire us in a transaction that is not approved by our Board of Directors. For example, our Board of Directors has the power to issue up to 10,000,000 shares of our preferred stock in one or more series, and to fix the rights and preferences of any series, without further authorization by the holders of our common stock. In addition, our Board of Directors is divided into three classes, and each class serves for a staggered three-year term. This makes it more difficult for a third party to gain control of our Board of Directors. Generally, these provisions are designed to permit us to develop our businesses and foster our long-term growth without the disruption caused by the threat of a takeover that our Board of Directors does not think is in our best interests or in the best interests of our stockholders. Also, these provisions may discourage a third party from making a tender offer or otherwise attempting to gain control of us even though the attempt might be beneficial economically to us and our stockholders.

FACTORS INFLUENCING FUTURE RESULTS AND ACCURACY OF FORWARD-LOOKING STATEMENTS

     In the normal course of our business, we, in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue or make certain statements, either in writing or orally, that are or contain "forward-looking statements," as that term is defined in the U.S. federal securities laws. Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, projected or anticipated benefits from acquisitions made by or to be made by us, or projections involving anticipated revenues, earnings, or other aspects of operating results. The words "may," "expect," "believe," "anticipate," "project," "estimate," their opposites and similar expressions are intended to identify forward-looking statements. We caution readers that such statements are not guarantees of future performance or events and are subject to a number of factors that may tend to influence the accuracy of the statements and the projections upon which the statements are based, including but not limited to those discussed above. All phases of our operations are subject to a number of uncertainties, risks, and other influences, many of which are outside our control, and any one of which, or a combination of which, could materially affect our consolidated financial statements and operations and whether forward-looking statements made by us ultimately prove to be accurate.

                                USE OF PROCEEDS

     Except as otherwise described in any prospectus supplement, we will use the net proceeds from the sale of our debt securities or common stock for general corporate purposes. We will determine any specific allocation of the net proceeds of an offering to a specific purpose at the time of such offering and will describe the specific allocation in the related prospectus supplement.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth our consolidated ratios of earnings to fixed charges for the periods as shown:

                                                                                          THREE MONTHS
                                                        YEAR ENDED DECEMBER 31,              ENDED
                                                  ------------------------------------     MARCH 31,
                                                  1994    1995    1996    1997    1998        1999
                                                  ----    ----    ----    ----    ----    ------------
Actual..........................................  2.7x    2.6x    2.1x    N/A(1)  N/A(2)      4.0x

---------------

(1) Earnings were insufficient to cover fixed charges in 1997. Additional earnings of $660.4 million were necessary to cover fixed charges for this period. The earnings available for fixed charges were negatively impacted by merger costs of $112.7 million (primarily related to our merger with United Waste Systems, Inc. in August 1997), and asset impairments and unusual items of $1.8 billion. The asset impairments and unusual items primarily related to a comprehensive review performed by WM Holdings of its operating assets and investments.

(2) Earnings were insufficient to cover fixed charges in 1998. Additional earnings of $720.4 million were necessary to cover fixed charges for this period. The earnings available for fixed charges were negatively impacted by merger costs of $1.8 billion and unusual items of $864.1 million primarily related to our mergers with WM Holdings in July 1998 and Eastern Environmental Services, Inc. in December 1998.

     The following table sets forth our consolidated ratios of earnings to fixed charges for the periods shown on an as adjusted basis excluding merger costs, and asset impairments and unusual items. The consolidated ratios of earnings to fixed charges on an as adjusted basis are not a measure of financial performance required by SEC regulations. This as adjusted presentation has been provided because we understand that they may be used by certain investors when analyzing our financial position and performance:

                                                                                          THREE MONTHS
                                                        YEAR ENDED DECEMBER 31,              ENDED
                                                  ------------------------------------     MARCH 31,
                                                  1994    1995    1996    1997    1998        1999
                                                  ----    ----    ----    ----    ----    ------------
As adjusted.....................................  2.9x    3.2x    3.2x    2.8x    3.4x        4.2x

     We computed our consolidated ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, earnings are the sum of income before taxes and extraordinary items and fixed charges, excluding capitalized interest. Fixed charges are interest, whether expensed or capitalized, amortization of debt expense and discount on premium relating to indebtedness, and such portion of rental expense that can be demonstrated to be representative of the interest factor in the particular case.

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will constitute either our senior debt, or "Senior Debt Securities," or our subordinated debt, or "Subordinated Debt Securities." Debt Securities may be issued from time to time under one or more indentures, each dated as of a date on or prior to the issuance of the Debt Securities to which it relates. Senior Debt Securities and Subordinated Debt Securities may be issued pursuant to separate indentures, respectively, a "Senior Debt Indenture" and a "Subordinated Debt Indenture," in each case between us and Texas Commerce Bank National Association, now known as Chase Bank of Texas, National Association, or "Chase Bank," and in the form filed as an exhibit to the Registration Statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time.

     We have previously entered into a Senior Indenture dated as of September 10, 1997 with Chase Bank in the form filed as an exhibit to our Current Report on Form 8-K (file no. 1-12154) filed with the SEC on September 24, 1997. We have previously entered into a Subordinated Indenture dated as of February 1, 1997 with Chase Bank in the form filed as an exhibit to our Current Report on Form 8-K (file no. 1-12154) filed with the SEC on February 7, 1997. The Senior Debt Indenture and the Subordinated Debt Indenture, as amended or supplemented from time to time, are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." Chase Bank (and any successors thereto as trustees under the respective Indentures) is hereafter referred to as the "Trustee." The following summaries of actual or anticipated provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein. Section references in parentheses below are to sections in both Indentures unless otherwise indicated. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for certain of our covenants and provisions relating to subordination and conversion.

     The Debt Securities may be issued from time to time in one or more series. The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities of all series. The particular terms of each series of Debt Securities offered by any prospectus supplement will be described therein.

PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

     General. The Debt Securities will be our unsecured senior or subordinated obligations and may be issued from time to time in one or more series. The Indentures do not limit the amount of Debt Securities, debentures, notes or other types of indebtedness that we may issue or that any of our subsidiaries may issue. The Indentures do not, other than as may be set forth in any prospectus supplement, restrict transactions between us and our affiliates or the payment of dividends or other distributions by us to our stockholders. The rights of our creditors, including holders of Debt Securities, will be limited to our assets and will not be an obligation of any of our Subsidiaries. In addition, other than as may be set forth in any prospectus supplement, the Indentures do not and the Debt Securities will not contain any covenants or other provisions that are intended to afford holders of the Debt Securities special protection in the event we experience either a change of control or a highly leveraged transaction.

     Reference is made to the prospectus supplement for the following terms of and information relating to the Debt Securities (to the extent such terms are applicable to such Debt Securities):

     - the title of the Debt Securities;

     - classification as either Senior Debt Securities or Subordinated Debt Securities;

     - whether the Debt Securities that constitute Subordinated Debt Securities are convertible into common stock and, if so, the terms and conditions upon which such conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto in addition to or different from those described herein, the conversion period and other conversion provisions in addition to or in lieu of those described herein;

     - any limit on the aggregate principal amount of the Debt Securities;

     - whether the Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Debt Securities are to be issuable initially in temporary global form and whether any of the Debt Securities are to be in permanent global form;

     - the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Debt Securities will be issued;

     - the date or dates on which the Debt Securities will mature;

     - the rate or rates per annum (or the method by which such will be determined) at which the Debt Securities will bear interest, if any, and the date from which any such interest will accrue;

     - the Interest Payment Dates on which any such interest on the Debt Securities will be payable, the date on which payment of such interest, if any, will commence and the Regular Record Dates for any interest payable on any Debt Securities which are Registered Securities on any Interest Payment Date and the extent to which, or the manner in which, any interest payable on a temporary global Debt Security on an Interest Payment Date will be paid;

     - any mandatory or optional sinking fund or analogous provisions;

     - each office or agency where, subject to the terms of the Indentures as described below under "Payment and Paying Agents," the principal of and any premium and interest on the Debt Securities will be payable and each office or agency where, subject to the terms of the Indentures as described below under "Form, Exchange, Registration and Transfer," the Debt Securities may be presented for registration of transfer or exchange;

     - our right, if any, or our obligation, if any, to redeem the Debt Securities and the period or periods, if any, within which and the price or prices at which the Debt Securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, in whole or in part, and the other detailed terms and provisions of any such optional or mandatory redemption;

     - the denominations in which any Debt Securities which are Registered Securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof, and the denomination or denominations in which any Debt Securities which are Bearer Securities will be issuable, if other than the denomination of $5,000;

     - the currency or currencies (including composite currencies) in which payment of principal of and any premium and interest on the Debt Securities is payable if other than United States dollars;

     - any index used to determine the amount of payments of principal of and any premium and interest on the Debt Securities;

     - information with respect to book-entry procedures, if any;

     - any deletions from, modification of or additions to the Events of Default or our covenants with respect to such Debt Securities; and

     - any other terms of the Debt Securities not inconsistent with the provisions of the Indentures. (Section 301) Any prospectus supplement will also describe any special provisions for the payment of additional amounts with respect to the Debt Securities.

     Debt Securities may be issued as Original Issue Discount Securities. An Original Issue Discount Security is a Debt Security, including any zero-coupon security, which is issued at a price lower than the amount payable upon the Stated Maturity thereof and which provides that upon redemption or acceleration of the maturity thereof an amount less than the amount payable upon the Stated Maturity thereof and determined in accordance with the terms of such Debt Security shall become due and payable. We will set forth any special United States federal income tax considerations applicable to Debt Securities issued at an original issue discount, including Original Issue Discount Securities, and special United States tax considerations and other terms and restrictions applicable to any Debt Securities which are issued in bearer form, offered exclusively to United States Aliens or denominated in other than United States dollars, in a prospectus supplement.

     Form, Exchange, Registration and Transfer. Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable prospectus supplement, Bearer Securities will have interest coupons attached. The Indentures also provide that Debt Securities of a series may be issuable in temporary or permanent global form. (Section 201)

     Registered Securities of any series will be exchangeable for other Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder, and subject to the terms of the applicable Indenture, Bearer Securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for Registered Securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities between a Regular Record Date or a Special Record Date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest accrued as of such date for payment of interest will not be payable in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the applicable Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section 305)

     Debt Securities may be presented for exchange as provided above, and Registered Securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of Debt Securities and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indentures. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. Unless otherwise indicated in any prospectus supplement, the Trustee for the series of Debt Securities will serve as Security Registrar. (Section 305) If a prospectus supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by us with respect to any series of Debt Securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, we will be required to maintain a transfer agent in each Place of Payment for such series and, if Debt Securities of a series are also issuable as Bearer Securities, we will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of Debt Securities. (Section 1002)

     Title to any Bearer Securities (including Bearer Securities in permanent global form) and any coupons appertaining thereto will pass by delivery. We, the Trustee, our agents and the agents of the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered holder of any Registered Security as the owner thereof (whether or not such Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

     In the event of any redemption in part, we shall not be required to:

     - issue, register the transfer of or exchange Debt Securities of any series during a period beginning at the opening of business 15 days prior to the selection of Debt Securities of that series for redemption and ending on the close of business on:

      -- if Debt Securities of the series are issuable only as Registered
         Securities, the day of mailing of the relevant notice of redemption;
         and

      -- if Debt Securities of the series are issuable as Bearer Securities, the date of the first publication of the relevant notice of redemption or, if Securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption;

     - register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or

     - exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is immediately surrendered for redemption. (Section 305)

     Replacement of Securities and Coupons. We will replace any mutilated Debt Security or any Debt Security with a mutilated coupon at the expense of the Holder upon surrender of the Debt Security to the Trustee. We will replace Debt Securities or coupons that become destroyed, stolen or lost at the expense of the Holder upon delivery to the Trustee of the Debt Security and coupons or evidence of destruction, loss or theft thereof satisfactory to us and the Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Debt Security in exchange for the Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Debt Security or coupon, an indemnity satisfactory to the Trustee and to us may be required at the expense of the Holder of such Debt Security or coupon before a replacement Debt Security will be issued. (Section 306)

     Payment and Paying Agents. Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as we may designate from time to time, in the manner indicated in such prospectus supplement. (Section 1002) Unless otherwise indicated in an applicable prospectus supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender to the Paying Agent of the coupon relating to such Interest Payment Date. (Section 1001) No payment with respect to any Bearer Security will be made at any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of our Paying Agent in the Borough of Manhattan, the City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     Unless otherwise indicated in an applicable prospectus supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of the Paying Agent or Paying Agents as we may designate from time to time, except that at our option, payment of any interest may be made by check mailed on or before the due date to the address of the Person entitled thereto as such address shall appear in the Security Register. (Rule 307, 1002) Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on Registered Securities will be made to the Person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Section 307)

     Unless otherwise indicated in an applicable prospectus supplement, the Trustee for the series of Debt Securities will act as our Paying Agent for payments with respect to Debt Securities which are issuable solely as Registered Securities and we will maintain a Paying Agent outside the United States for payments with respect to Debt Securities (subject to limitations described above in the case of Bearer Securities) which are issuable solely as Bearer Securities or as both Registered Securities and Bearer Securities. Any Paying Agents outside the United States and any other Paying Agents in the United States that we initially designate for the Debt Securities will be named in an applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Debt Securities of a series are issuable solely as Registered Securities, we will be required to maintain a Paying Agent in each Place of Payment for such series and, if Debt Securities of a series are issuable as Bearer Securities, we will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for principal payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 1002)

     All moneys paid by us to a Paying Agent for the payment of principal of and any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to us, and the Holder of such Debt Security or any coupon will thereafter look only to us for payment thereof. (Section 1003)

     Global Debt Securities. Debt Securities of a series may be issued in whole or in part in the form of one or more global Debt Securities that will be deposited with, or on behalf of, a depository identified in the prospectus supplement relating to such series. Global Debt Securities may be issued only in fully registered form and in either temporary or permanent form. (Section 203) Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a global Debt Security may not be transferred except as a whole by the depository for such global Debt Security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee to a successor depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to a series of Debt Securities in the form of one or more global Debt Securities will be described in the prospectus supplement relating to that series.

     Satisfaction and Discharge of Indenture. Each Indenture provides that we may discharge the Indenture (except as to any surviving rights of registration of transfer or exchange of Debt Securities and any right to receive additional amounts) with respect to all Debt Securities issued under the Indenture, which Debt Securities have not already been delivered to the Trustee for cancellation and which either have become due and payable or are by their terms due and payable within one year (or are to be called for redemption within one year) by depositing with the Trustee as trust funds an amount sufficient to pay when due the principal of and premium, if any, and interest, if any, on all outstanding Debt Securities when due. (Section 401)

     Defeasance and Discharge. Each Indenture provides that, if we so elect by Board Resolution with respect to the Debt Securities of any series issued under such Indenture (other than convertible Subordinated Debt Securities), we will be discharged from any and all obligations in respect of the Debt Securities of such series (except for certain obligations relating to temporary Debt Securities and exchange of Debt Securities, registration of transfer or exchange of Debt Securities of such series, replacement of stolen, lost or mutilated Debt Securities of such series, maintenance of paying agencies to hold moneys for payment in trust and payment of additional amounts, if any, required in consequence of United States withholding taxes imposed on payments to non-United States persons) upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of such Indenture and the Debt Securities of such series. (Sections 1302, 1304) Such a trust may only be established if, among other things, we have delivered to the Trustee an Opinion of Counsel to the effect that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling, or
(ii) since the date of such Indenture there has been a change in applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge, and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred. (Section 1304) In the event of any such defeasance and discharge of Debt Securities of such series, Holders of such series would be entitled to look only to such trust fund for payment of principal of and any premium and any interest on their Debt Securities until Maturity.

     Covenant Defeasance. Each Indenture also provides that, if we so elect by Board Resolution with respect to the Debt Securities of any series issued thereunder, we may omit to comply with certain restrictive covenants, including (in the case of the Senior Debt Indenture) the covenants described under "-- Provisions Applicable Solely to Senior Debt Securities -- Limitation on Liens" and "-- Limitations on Sale and Leaseback Transactions," but excluding (in the case of the Subordinated Debt Indenture) any of our applicable obligations respecting the conversion of Debt Securities of such series into common stock, and any such omission shall not be an Event of Default with respect to the Debt Securities of such series, upon the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any), and each installment of interest on, the Debt Securities of such series on the Stated Maturity of such payments in accordance with the terms of such Indenture and the Debt Securities of such series. Our obligations under such Indenture and the Debt Securities of such series other than with respect to such covenants shall remain in full force and effect. (Section 1303) Such a trust may be established only if, among other things, we have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such series will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amounts and in the same manner and at the same time as would have been the case if such deposit and defeasance had not occurred. (Section 1304)

     Although the amount of money and U.S. Government Obligations on deposit with the Trustee would be intended to be sufficient to pay amounts due on the Debt Securities of such series at the time of their Stated Maturity, in the event we exercise our option to omit compliance with the covenants defeased with respect to the Debt Securities of any series as described above, and the Debt Securities of such series are declared due and payable because of the occurrence of any Event of Default, such amount may not be sufficient to pay amounts due on the Debt Securities of such series at the time of the acceleration resulting from such Event of Default. We shall in any event remain liable for such payments as provided in the applicable Indenture.

     Federal Income Tax Consequences. Under current United States federal income tax law, defeasance and discharge would likely be treated as a taxable exchange of Debt Securities to be defeased for an interest in the defeasance trust. As a consequence, a holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for such Debt Securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income the holder's share of the income, gain or loss of the defeasance trust. Under current United States federal income tax law, covenant defeasance would ordinarily not be treated as a taxable exchange of such Debt Securities.

     Meetings, Modification and Waiver. We and the Trustee may modify and amend either Indenture with the consent of the Holders of a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby:

          (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

          (b) change the Redemption Date with respect to any Debt Security;

          (c) reduce the principal amount of, or premium or interest on, any Debt Security;

          (d) change our obligation, if any, to pay additional amounts;

          (e) reduce the amount of principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof;

          (f) change the coin or currency in which any Debt Security or any premium or interest thereon is payable;

          (g) change the redemption right of any Holder;

          (h) impair the right to institute suit for the enforcement of any payment on or with respect to any Debt Security or any conversion right with respect thereto;

          (i) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of such Indenture or for waiver of compliance with certain provisions of such Indenture or for waiver of certain defaults;

          (j) reduce the requirements contained in such Indenture for quorum or voting;

          (k) change our obligation, if any, to maintain an office or agency in the places and for the purposes required by such Indenture;

          (1) adversely affect the right to convert Subordinated Debt Securities, if applicable; or

          (m) modify any of the above provisions. (Section 902)

     The Subordinated Debt Indenture may not be amended to alter the subordination of any outstanding Subordinated Debt Securities without the consent of each holder of Senior Indebtedness (as defined below under "-- Provisions Applicable Solely to Subordinated Debt Securities") then outstanding that would be adversely affected thereby. (Section 907 of the Subordinated Debt Indenture)

     The Holders of a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of that series, waive, insofar as that series is concerned, our compliance with certain restrictive provisions of the Indenture under which such series has been issued. (Section 1007 of the Senior Debt Indenture; Section 1008 of the Subordinated Debt Indenture) The Holders of a majority in aggregate principal amount of the Outstanding Securities, of each series may, on behalf of all Holders of that series, waive any past default under the applicable Indenture with respect to any Debt Securities of that series, except a default (a) in the payment of principal of, or premium, if any, or any interest on any Debt Security of such series or (b) in respect of a covenant or provision of such Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

     Each Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or are present at a meeting of the Holders for quorum purposes, (i) the principal amount of an Original Issue Discount Security that is deemed to be Outstanding will be the amount of the principal that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Debt Security denominated in a foreign currency or currency units will be the U.S. dollar equivalent, determined on the date of original issuance of such Debt Security, of the principal amount of such Debt Security or, in the case of an Original Issue Discount

Security, the U.S. dollar equivalent, determined on the date of original issuance of such Security, of the amount determined as provided in (i) above. (Section 101)

     Each Indenture contains provisions for convening meetings of the Holders of a series if Debt Securities of that series are issuable as Bearer Securities. (Section 1401) A meeting may be called at any time by the Trustee, and also, upon request, by us or the Holders of at least 10% in aggregate principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1402) Except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution presented at a meeting (or adjourned meeting at which a quorum is present) may be adopted by the affirmative vote of the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is less than a majority, in aggregate principal amount of the Outstanding Securities of a series may be adopted at a meeting (or adjourned meeting duly reconvened at which a quorum is present) by the affirmative vote of the Holders of such specified percentage in aggregate principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of any series duly held in accordance with the applicable Indenture will be binding on all Holders of that series and related coupons. The quorum at any meeting, and at an reconvened meeting, will be Persons holding or representing a majority in aggregate principal amount of the Outstanding Securities of a series. (Section 1404).

     Notices. Except as otherwise provided in an applicable prospectus supplement, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in the City of New York and in such other city or cities as may be specified in such Bearer Securities. Notices to Holders of Registered Securities will be given by first-class mail to the addresses of such Holders as they appear in the Security Register. (Section 106)

     Governing Law. The Indentures, the Debt Securities and coupons will be governed by, and construed in accordance with, the laws of the State of New York. (Section 113)

     Regarding the Trustee. The Trustee appointed and serving as trustee pursuant to each of the Senior Debt Indenture and the Subordinated Debt Indenture is Chase Bank.

     Each Indenture contains certain limitations on the right of the Trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. (Section 613) The Trustee is permitted to engage in certain other transactions; however, if it acquires any conflicting interest (as described in the Indentures), it must eliminate such conflict or resign. (Section 608)

     The holders of a majority in principal amount of all outstanding Debt Securities of a series (or if more than one series is affected thereby, all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the Trustee for such series or all such series so affected.

     In case an Event of Default shall occur (and shall not be cured) under any Indenture relating to a series of Debt Securities and is known to the Trustee for such series, such Trustee shall exercise such of the rights and powers vested in it by such Indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, no Trustee will be under any obligation to exercise any of its rights or powers under the applicable Indenture at the request of any of the holders of Debt Securities unless they shall have offered to such Trustee security and indemnity satisfactory to it.

     Pursuant to the Trust Indenture Act, a trustee under an indenture may be deemed to have a conflicting interest, and may, under certain circumstances set forth in the Trust Indenture Act, be required to resign as trustee under such indenture, if the securities under such indenture are in default (as such term is defined in such indenture) and the trustee is the trustee under another indenture under which any other securities of the same obligor are outstanding, subject to certain exceptions set forth in the Trust

Indenture Act. In such event, the obligor must take prompt steps to have a successor trustee appointed in the manner provided in the indenture from which the trustee has resigned. Accordingly, Chase Bank, as trustee under the Senior Debt Indenture and the Subordinated Debt Indenture, could be required to resign as trustee under one of such Indentures should a default occur under one of such Indentures. In such event, we would be required to take prompt steps to have a successor trustee or successor trustees appointed in the manner provided in the applicable Indenture.

     Chase Bank, as the trustee under the Senior Debt Indenture and the Subordinated Debt Indenture, may be a depositary for funds of, may make loans to and may perform other routine banking services for us and certain of our affiliates in the normal course of business.

PROVISIONS APPLICABLE SOLELY TO SENIOR DEBT SECURITIES

     General. Senior Debt Securities will be issued under the Senior Debt Indenture, and each series will rank pari passu as to the right of payment of principal and any premium and interest with each other series issued thereunder and will rank senior to all series of Subordinated Debt Securities issued and outstanding and that may be issued from time to time.

     Certain Definitions. For purposes of the following discussion, the following definitions are applicable (Section 1008 and 1009 of the Senior Debt Indenture).

     "Attributable Debt" shall mean, as of any particular time, the present value, discounted at a rate per annum equal to (i) the implied lease rate of or
(ii) if the implied lease rate is not known to us, then the weighted average interest rate of all Senior Debt Securities outstanding at the time under the Senior Debt Indenture compounded semi-annually, in either case, of the obligation of a lessee for rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended); the net amount of rent required to be paid for any such period shall be the total amount of the rent payable by the lessee with respect to such period, but may exclude amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges; and, in the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

     "Consolidated Net Tangible Assets" shall mean, at any date of determination, the total amount of our assets after deducting therefrom: (i) all the current liabilities (excluding (a) any current liabilities that by their terms are extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed, and (b) current maturities of long term debt) and (ii) the value (net of any applicable reserves) of all intangible assets such as excess of cost over net assets of acquired businesses, customer lists, covenants not to compete, licenses, and permits, all as set forth on our and our consolidated subsidiaries' consolidated balance sheet for our most recently completed fiscal quarter, prepared in accordance with United States generally accepted accounting principles.

     "Guaranty" shall mean any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of the obligor's obligation under any Guaranty shall (subject to any limitation set forth therein) be deemed to be the amount of such other Person's debt, obligation or other liability or the amount of such dividends or other distributions guaranteed.

     "Indebtedness" of any Person shall mean

          (a) all obligations of such Person for borrowed money (including, without limitation, all notes payable and drafts accepted representing extension of credit and all obligations evidenced by bonds, debentures, notes or other similar instruments) or on which interest charges are customarily paid, all as shown on a balance sheet of such Person as of the date at which Indebtedness is to be determined;

          (b) all other items which, in accordance with generally accepted accounting principles, would be included as liabilities on the liability side of a balance sheet of such Person as of the date at which Indebtedness is to be determined; and

          (c) whether or not so included as liabilities in accordance with generally accepted accounting principles,

             (i) all indebtedness (excluding, however, prepaid interest thereon) secured by a Security Interest in property owned or being purchased by such Person (including, without limitation, indebtedness arising under conditional sales or other title retention agreements) whether or not such indebtedness shall have been assumed by such Person, and

             (ii) all Guaranties of such Person.

     "Principal Property" shall mean any waste processing, waste disposal or resource recovery plant or similar facility located within the United States (other than its territories and possessions and Puerto Rico) or Canada and owned by, or leased to, us or any Restricted Subsidiary, except (a) any such plant or facility (i) owned or leased jointly or in common with one or more persons other than us and any Restricted Subsidiaries in which our and our Restricted Subsidiaries' interest does not exceed 50%, or (ii) which the Board of Directors determines in good faith is not of material importance to our and our subsidiaries', as an entity, total business conducted, or assets owned, or (b) any portion of such plant or facility which the Board of Directors determines in good faith not to be of material importance to the use or operation thereof.

     "Restricted Subsidiary" shall mean any Subsidiary (other than any Subsidiary of which we own directly or indirectly less than all of the outstanding Voting Stock) (a) principally engaged in, or whose principal assets consist of property used by us or any Restricted Subsidiary in, the storage, collection, transfer, interim processing or disposal of waste within the United States or Canada, or (b) which we shall designate as a Restricted Subsidiary in an Officers' Certificate delivered to the Trustee.

     "Security Instrument" shall mean any security agreement, chattel mortgage, assignment, financing or similar statement or notice, continuation statement, other agreement or instrument, or amendment or supplement to any thereof, providing for, evidencing or perfecting any Security Interest or lien.

     "Security Interest" shall mean any interest in any real or personal property or fixture which secures payment or performance of an obligation and shall include any mortgage, lien, encumbrance, charge or other security interest of any kind, whether arising under a Security Instrument or as a matter of law, judicial process or otherwise.

     Consolidation, Merger, Sale. The Senior Debt Indenture provides that we may not consolidate with or merge into any other Person or convey, transfer or lease our properties and assets substantially as an entirety to any Person, unless (1) the Person formed by such consolidation or into which we are merged or the Person which acquires by conveyance or transfer, or which leases, our properties and assets we are substantially as an entirety shall be a corporation, partnership or trust which shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including all additional amounts, if any, payable pursuant to the Senior Debt Indenture) on all the Senior Debt Securities and the performance or observance of every other covenant of the Senior Debt Indenture to be performed or observed on our part; and (2) immediately after giving effect to such transaction and treating any indebtedness which becomes our or our Subsidiary's obligation as a result of such transaction as having been incurred by us or our Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. Upon any consolidation of us with, or merger of us into, any other Person or any, conveyance, transfer or lease of our properties and assets substantially as an entirety, the successor Person formed by such consolidation or into which we are merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise our every right and power under the Senior Debt Indenture with the same effect as if such successor Person had been named as us herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Senior Debt Indenture and the Senior Debt Securities and coupons and may liquidate and dissolve. (Sections 801, 802 of the Senior Debt Indenture)

     Limitation on Liens. Unless provided otherwise in the applicable prospectus supplement, the provisions of this covenant shall apply to each series of Senior Debt Securities issued under the Senior Debt Indenture:

          (a) We will not, and we will not permit any of our Restricted Subsidiaries to, create, incur, assume or suffer to exist, directly or indirectly, any Indebtedness secured by a Security Interest upon any Principal Property of us or of a Restricted Subsidiary, whether owned as of the date of this Indenture or hereafter acquired, without making effective provision (and we hereby covenant that in any such case we shall make or cause to be made effective provision) whereby the Senior Debt Securities of that series then outstanding and any other Indebtedness of us or any Restricted Subsidiary then entitled thereto shall be secured by such Security Interest equally and ratably with (or, in the case of the Senior Debt Securities of that series and if we shall so determine, prior to) any and all other Indebtedness of us or any Restricted Subsidiary thereby secured for so long as any such other Indebtedness of us or any Restricted Subsidiary shall be so secured; provided, that nothing in the Senior Debt Indenture shall prevent, restrict or apply to Indebtedness secured by:

             (1) (a) Any Security Interest upon property or assets which is created prior to or contemporaneously with, or within 360 days after,
        (i) in the case of the acquisition of such property or assets, the completion of such acquisition and (ii) in the case of the construction, development or improvement of such property or assets, the later to occur of the completion of such construction, development or improvement or the commencement of operation or use of the property or assets, which Security Interest secures or provides for the payment, financing or refinancing, directly or indirectly, of all or any part of the acquisition cost of such property or assets or the cost of construction, development or improvement thereof; or (b) any Security Interest upon property or assets existing at the time of the acquisition thereof, which Security Interest secures obligations assumed by us or any Restricted Subsidiary; or (c) any conditional sales agreement or other title retention agreement with respect to any property or assets acquired by us or any Restricted Subsidiary, or (d) any Security Interest existing on the property or assets or shares of stock of a corporation or firm at the time such corporation or firm is merged into or consolidated with us or any Restricted Subsidiary or at the time of a sale, lease or other disposition of the property or assets of such corporation or firm as an entirety or substantially as an entirety to us or any Restricted Subsidiary or at the time such corporation becomes a Restricted Subsidiary; or (e) any Security Interest existing on the property, assets or shares of stock of any successor which shall have become us in accordance with the provisions of the covenant described in "-- Provisions Applicable Solely to Senior Debt
        Securities -- Consolidation, Merger and Sale of Assets"; provided, in each case, that any such Security Interest described in the foregoing clauses (b), (c), (d) or (e) does not attach to or affect property or assets owned by us or any Restricted Subsidiary prior to the event referred to in such clauses; or

             (2) Mechanics', materialmen's, carriers' or other like liens arising in the ordinary course of business (including construction of facilities) in respect of obligations which are not due or which are being contested in good faith; or

             (3) Any Security Interest arising by reason of deposits with, or the giving of any form of security to, any governmental agency or any body created or approved by law or governmental regulation, which is required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege, franchise or license (including, without limitation, any Security Interest arising by reason of one or more letters of credit in connection with any international waste management contract to be performed by us or any of our Subsidiaries or our or their respective affiliates); or

             (4) Security Interests for taxes, assessments or governmental charges or levies not yet delinquent or Security Interests for taxes, assessments or governmental charges or levies already delinquent but the validity of which is being contested in good faith; or

             (5) Security Interests (including judgment liens) arising in connection with legal proceedings so long as such proceedings are being contested in good faith and, in the case of judgment liens, execution thereon is stayed; or

             (6) Landlords' liens on fixtures located on premises leased by us or any Restricted Subsidiary in the ordinary course of business; or

             (7) Any Security Interest in favor of any governmental authority in connection with the financing of the cost of construction or acquisition of property; or

             (8) Any Security Interest arising by reason of deposits to qualify us or any Restricted Subsidiary to conduct business, to maintain self-insurance, or to obtain the benefit of, or comply with, laws; or

             (9) Any Security Interest that secures any Indebtedness of a Restricted Subsidiary owing to us or another Restricted Subsidiary or by us to a Restricted Subsidiary, or

             (10) Any Security Interest incurred in connection with pollution control, sewage or solid waste disposal, industrial revenue or similar financing; or

             (11) Any Security Interest created by any program providing for the financing, sale or other disposition of trade or other receivables qualified as current assets in accordance with United States generally accepted accounting principles entered into by us or by any Restricted Subsidiary, provided that such program is on terms comparable for similar transactions, or any document executed by us or any Restricted Subsidiary in connection therewith, and provided that such Security Interest is limited to the trade or other receivables in respect of which such program is created or exists and the proceeds thereof, or

             (12) Any extension, renewal or refunding (or successive extensions, renewals or refundings) in whole or in part of any Indebtedness secured by any Security Interest referred to in the foregoing clauses (1) through (11), inclusive, provided that the Security Interest securing such Indebtedness shall be limited to the property or assets which, immediately prior to such extension, renewal or refunding, secured such Indebtedness and additions to such property or assets.

          Notwithstanding the foregoing provisions, we or any of our Restricted Subsidiaries may create, incur, assume or suffer to exist any Indebtedness secured by a Security Interest without so securing the Senior Debt Securities of that series if, at the time such Security Interest becomes a Security Interest upon any of our or our Restricted Subsidiaries' Principal Property and after giving effect thereto, the aggregate outstanding principal amount of all Indebtedness of us and our Restricted Subsidiaries secured by Security Interests permitted by this sentence (excluding Indebtedness secured by a Security Interest existing as of the date of the Senior Debt Indenture, but including the Attributable Debt in respect of Sale and Leaseback Transactions, other than Sale and Leaseback Transactions which, if the Attributable Debt in respect thereof had been Indebtedness secured by a Security Interest, would have been permitted by clause (1)(a) above, other Sale and Leaseback Transactions the proceeds of which have been applied or committed to be applied in accordance with the covenant described in "-- Provisions Applicable Solely to Senior Debt
     Securities -- Limitations on Sale and Leaseback Transactions" and other than Sale and Leaseback Transactions between us and any Restricted Subsidiary) does not exceed 15% of Consolidated Net Tangible Assets. (Section 1008 of the Senior Debt Indenture)

          (b) If, upon any consolidation or merger of any Restricted Subsidiary with or into any other corporation, or upon any consolidation or merger of any other corporation with or into us or any Restricted Subsidiary or upon any sale or conveyance of the Principal Property of any Restricted Subsidiary as an entirety or substantially as an entirety to any other Person, or upon any acquisition by us or any Restricted Subsidiary by purchase or otherwise of all or any part of the Principal Property of any other Person, any Principal Property theretofore owned by us or such Restricted Subsidiary would thereupon become subject to any Security Interest not permitted by the terms of the foregoing covenant, we, prior to such consolidation, merger, sale or conveyance, or acquisition, will, or will cause such Restricted Subsidiary to, secure payment of the principal of and interest, if any, on the Senior Debt Securities of that series (equally and ratably with or prior to any other Indebtedness of us or such Restricted Subsidiary then entitled thereto) by a direct lien on all such Principal Property prior to all liens other than any liens theretofore existing thereon by a supplemental indenture or otherwise. (Section 1008 of the Senior Debt Indenture)

     Limitations on Sale and Leaseback Transactions. Unless provided otherwise in the applicable prospectus supplement, the provisions of this covenant shall apply to each series of Senior Debt Securities issued under the Senior Debt
Indenture:

     We will not, and will not permit a Restricted Subsidiary to, enter into any arrangement with any Person (other than with any Restricted Subsidiary) providing for the leasing to us or any Restricted Subsidiary of any Principal Property owned or hereafter acquired by us or such Restricted Subsidiary (except for temporary leases for a term, including any renewal thereof, of not more than three years and except for leases between us and a Restricted Subsidiary or between Restricted Subsidiaries), which Principal Property has been or is to be sold or transferred by us or such Restricted Subsidiary to such person (a "Sale and Leaseback Transaction") unless (a) we or such Restricted Subsidiary would be entitled, pursuant to the covenant described in "-- Provisions Applicable Solely to Senior Debt Securities -- Limitation on Liens," to incur Indebtedness secured by a Security Interest on the property to be leased without equally and ratably securing the Senior Debt Securities of that series, or (b) we shall, and in any such case we covenant that we will, within 180 days after the effective date of any such arrangement, apply an amount equal to the fair value (as determined by the Board of Directors) of such property to the redemption of Senior Debt Securities that, by their terms, are subject to redemption, or to the purchase and retirement of Senior Debt Securities, or to the payment or other retirement of funded debt for money borrowed, incurred or assumed by us which ranks senior to or pari passu with the Senior Debt Securities of that series or of funded debt for money borrowed, incurred or assumed by any Restricted Subsidiary (other than, in either case, funded debt owed by us or any Restricted Subsidiary), or
(c) we shall within 180 days after entering into the Sale and Leaseback Transaction, enter into a bona fide commitment or commitments to expend for the acquisition or capital improvement of a Principal Property an amount at least equal to the fair value (as determined by the Board of Directors) of such property. (Section 1009 of the Senior Debt Indenture)

     Notwithstanding the foregoing, we may, and may permit any Restricted Subsidiary to, effect any Sale and Leaseback Transaction that is not acceptable pursuant to clauses (a) through (c), inclusive, of the foregoing covenant, provided that the Attributable Debt associated with such Sale and Leaseback Transaction, together with the aggregate principal amount of outstanding debt secured by Security Interests upon Principal Property not acceptable pursuant to clauses (1) through (12) of the covenant described in "-- Provisions Applicable Solely to Senior Debt Securities -- Limitation on Liens," inclusive, do not exceed 15% of Consolidated Net Tangible Assets. (Section 1009 of the Senior Debt Indenture)

     Events of Default. Unless otherwise specified in the applicable prospectus supplement, an Event of Default is defined under the Senior Debt Indenture with respect to the Senior Debt Securities of any series issued under such Senior Debt Indenture as being one or more of the following events:

          (1) default in the payment of any interest upon any Senior Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Senior Debt Security of that series as and when the same becomes due and payable whether at Stated Maturity, by declaration of acceleration, call for redemption or otherwise; or

          (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Senior Debt Security of that series; or

          (4) default in the performance, or breach, of any of our other covenants or warranties in the Senior Debt Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in
     Section 501 of the Senior Debt Indenture specifically dealt with or which has expressly been included in the Senior Debt Indenture solely for the benefit of a series of Senior Debt Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Senior Debt Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Senior Debt Indenture; or

          (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of us in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging us a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of us under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us or of any substantial part of our property, or ordering the winding up or liquidation of our affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

          (6) the commencement by us of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of us in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of us or of any substantial part of our property, or the making by us of an assignment for the benefit of creditors, or the admission by us in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us in furtherance of any such action; or

          (7) any other Event of Default provided with respect to Senior Debt Securities of that series. (Section 501 of the Senior Debt Indenture)

     Remedies. If an Event of Default with respect to Senior Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case, either the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Senior Debt Securities of that series may declare the principal amount (or, if any of the Senior Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Senior Debt Securities as may be specified in the terms thereof) of all of the Senior Debt Securities of that series to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Senior Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the

Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) we have paid or deposited with the Trustee a sum sufficient to pay:

             (A) all overdue interest on all Senior Debt Securities of that series;

             (B) the principal of (and premium, if any, on) any Senior Debt Securities of that series which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Senior Debt Securities;

             (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Senior Debt Securities; and

             (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default with respect to Senior Debt Securities of that series, other than the non-payment of the principal of Senior Debt Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Senior Debt Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon. (Section 502 of the Senior Debt Indenture) If the Trustee or any Holder of a Senior Debt Security or coupon has instituted any proceeding to enforce any right or remedy under the Senior Debt Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, we, the Trustee and the Holders of Senior Debt Securities and coupons shall be restored severally and respectively to their former positions under the Senior Debt Indenture and the Senior Debt Securities and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted. (Section 509 of the Senior Debt Indenture)

     The Senior Debt Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601, 603 of the Senior Debt Indenture) No Holder of any Senior Debt Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the Senior Debt Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Senior Debt Securities of that series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Senior Debt Securities of that series shall have been made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Senior Debt Indenture;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Senior Debt Securities of that series. (Section 507 of the Senior Debt Indenture)

Notwithstanding any other provisions in the Senior Debt Indenture, the right of any Holder of any Senior Debt Security or coupon to receive payment of the principal of and any premium and any interest on such Senior Debt Security or payment of such coupon on the Stated Maturity or Maturities expressed in such

Senior Debt Security or coupon, or to institute suit for the enforcement of any such payment on or after such respective dates shall not be impaired or affected without the consent of such Holder. (Sections 508, 902 of the Senior Debt Indenture)

     The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Senior Debt Securities of such series, provided that (1) such direction shall not be in conflict with any rule of law or with the Senior Debt Indenture; (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and (3) the Trustee shall not be obligated to take any action unduly prejudicial to Holders not joining in such direction or involving the Trustee in personal liability. (Section 512 of the Senior Debt Indenture) The Holders of a majority in principal amount of the Outstanding Senior Debt Securities of any series may on behalf of the Holders of all the Senior Debt Securities of such series waive any past default under the Senior Debt Indenture with respect to the Senior Debt Securities of such series and its consequences, except a default in the payment of the principal of or any premium or interest on any Senior Debt Security of such series or in respect of a covenant or provision of the Senior Debt Indenture which, pursuant to the Senior Debt Indenture, cannot be modified or amended without the consent of the Holder of each Outstanding Senior Debt Security of such series affected. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Senior Debt Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. (Sections 513, 902 of the Senior Debt Indenture)

     If a default occurs under the Senior Debt Indenture with respect to Senior Debt Securities of any series, the Trustee shall give the Holders of Senior Debt Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however. that in the case of any default or breach of certain covenants or warranties with respect to Senior Debt Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof (the term "default" for purposes of these provisions being defined as any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Senior Debt Securities of such series). (Section 602 of the Senior Debt Indenture)

     In any case in which Senior Debt Securities are Outstanding that are denominated in more than one currency and the Trustee is directed to make ratable payments under the Senior Debt Indenture to Holders of such Senior Debt Securities, unless otherwise provided with respect to any series of Senior Debt Securities, the Trustee shall calculate the amount of such payments as follows:

          (i) as of the day the Trustee collects an amount under the Senior Debt Indenture, the Trustee shall, as to each Holder of a Senior Debt Security to whom an amount is due and payable under the Senior Debt Indenture that is denominated in a foreign currency, determine that amount in Dollars that would be obtained for the amount owing such Holder, using the rate of exchange at which in accordance with normal banking procedures the Trustee could purchase in the City of New York Dollars with such amount owing;

          (ii) calculate the sum of all Dollar amounts determined under (i) and add thereto any amounts due and payable in Dollars; and

          (iii) using the individual amounts determined in (i) or any individual amounts due and payable in Dollars, as the case may be, as a numerator, and the sum calculated in (ii) as a denominator, calculate as to each Holder of a Senior Debt Security to whom an amount is owed under the Senior Debt Indenture the fraction of the amount collected under the Senior Debt Indenture payable to such Holder.

Any expenses incurred by the Trustee in actually converting amounts owing Holders of Senior Debt Securities denominated in a currency other than that in which any amount is collected under the Senior Debt Indenture shall be likewise (in accordance with the foregoing) borne ratably by all Holders of Senior

Debt Securities to whom amounts are payable under the Senior Debt Indenture. (Sections 506, 902 of the Senior Debt Indenture)

     To the fullest extent allowed under applicable law, if for the purpose of obtaining judgment against us in any court it is necessary to convert the sum due in respect of the principal of, or premium, if any, or interest on, the Senior Debt Securities of any series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the Business Day in the City of New York next preceding that on which final judgment is given. Neither we nor the Trustee shall be liable for any shortfall nor shall either of them benefit from any windfall in payments to Holders of Senior Debt Securities under this provision of the Senior Debt Indenture caused by a change in exchange rates between the time the amount of a judgment against us is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under the foregoing provisions of the Senior Debt Indenture to Holders of Senior Debt Securities, but payment of such judgment shall discharge all amounts owed by us on the claim or claims underlying such judgment. (Section 506 of the Senior Debt Indenture)

     We are required to furnish to the Trustee annually a statement as to our compliance with all conditions and covenants under the Senior Debt Indenture. (Section 1006)

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

     Consolidation, Merger, Sale. The Subordinated Debt Indenture provides that we may not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless (1) the Person formed by such consolidation or into which we merge or the Person which acquires by conveyance or transfer, or which leases, our properties and assets substantially as an entirety shall be a corporation, partnership or trust, organized and validly existing under the laws of the United States, any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and any premium and interest (including all additional amounts, if any, payable pursuant to the Subordinated Debt Indenture) on all the Subordinated Debt Securities and the performance or observance of every other covenant of the Subordinated Debt Indenture to be performed or observed on our part; and (2) immediately after giving effect to such transaction and treating any indebtedness which becomes our or our subsidiaries' obligation as a result of such transaction as having been incurred by us or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing. Upon any consolidation of us with, or merger of us into, any other Person or any conveyance, transfer or lease of our properties and assets substantially as an entirety, the successor Person formed by such consolidation or into which we are merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise our every right and power under the Subordinated Debt Indenture with the same effect as if such successor Person had been named as us herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under the Subordinated Debt Indenture and the Subordinated Debt Securities and coupons and may liquidate and dissolve. (Sections 801, 802 of the Subordinated Debt Indenture)

     Events of Default. Unless otherwise specified in the applicable prospectus supplement, an Event of Default is defined under the Subordinated Debt Indenture with respect to the Subordinated Debt Securities of any series issued under such Subordinated Debt Indenture as being one or more of the following events:

          (1) default in the payment of any interest upon any Subordinated Debt Security of that series when it becomes due and payable, and continuance of such default for a period of 30 days; or

          (2) default in the payment of the principal of (or premium, if any, on) any Subordinated Debt Security of that series as and when the same becomes due and payable, whether at Stated Maturity or by declaration of acceleration, call for redemption or otherwise; or

          (3) default in the deposit of any sinking fund payment, when and as due by the terms of a Subordinated Debt Security of that series; or

          (4) default in the performance, or breach, of any of our other covenants or warranties in the Subordinated Debt Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in Section 501 of the Subordinated Debt Indenture specifically dealt with or which has expressly been included in the Subordinated Debt Indenture solely for the benefit of a series of Subordinated Debt Securities other than that series), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to us by the Trustee or to us and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Subordinated Debt Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Subordinated Debt Indenture; or

          (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of us in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging us a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of us under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

          (6) the commencement by us of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by us to the entry of a decree or order for relief in respect of us in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or the commencement of any bankruptcy or insolvency case or proceeding against us, or the filing by us of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by us to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of us or of any substantial part of our property, or the making by us of an assignment for the benefit of creditors, or the admission by us in writing of our inability to pay our debts generally as they become due, or the taking of corporate action by us in furtherance of any such action; or

          (7) any other Event of Default provided with respect to Subordinated Debt Securities of that series. (Section 501 of the Subordinated Debt Indenture)

     Remedies. If an Event of Default with respect to Subordinated Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Subordinated Debt Securities of that series may declare the principal amount (or, if any of the Subordinated Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Subordinated Debt Securities as may be specified in the terms thereof) of all of the Subordinated Debt Securities of that series to be due and payable immediately, by a notice in writing to us (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Subordinated Debt Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Subordinated

Debt Securities of that series, by written notice to us and the Trustee, may rescind and annul such declaration and its consequences if:

          (1) we have paid or deposited with the Trustee a sum sufficient to pay:

             (A) all overdue interest on all Subordinated Debt Securities of that series;

             (B) the principal of (and premium, if any, on) any Subordinated Debt Securities of that series which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Subordinated Debt Securities;

             (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Subordinated Debt Securities, and

             (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

          (2) all Events of Default with respect to Subordinated Debt Securities of that series, other than the non-payment of the principal of Subordinated Debt Securities of that series which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Subordinated Debt Indenture.

No such rescission shall affect any subsequent default or impair any right consequent thereon. (Section 502 of the Subordinated Debt Indenture) If the Trustee or any Holder of a Subordinated Debt Security or coupon has instituted any proceeding to enforce any right or remedy under the Subordinated Debt Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, we, the Trustee and the Holders of Subordinated Debt Securities and coupons shall be restored severally and respectively to their former positions under the Subordinated Debt Indenture and the Subordinated Debt Securities and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted. (Section 509 of the Subordinated Debt Indenture)

     The Subordinated Debt Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee is under no obligation to exercise any of its rights or powers under such Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601, 603 of the Subordinated Debt Indenture) No Holder of any Subordinated Debt Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the Subordinated Debt Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless:

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Subordinated Debt Securities of that series;

          (2) the Holders of not less than 25% in principal amount of the Outstanding Subordinated Debt Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Subordinated Debt Indenture;

          (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

          (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

          (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Subordinated Debt Securities of that series. (Section 507 of the Subordinated Debt Indenture)

Notwithstanding any other provisions in the Subordinated Debt Indenture, but subject to the subordination provisions of the Subordinated Debt Indenture, the right of any Holder of any Subordinated Debt Security or coupon to receive payment of the principal of and any premium and any interest on such Subordinated Debt Security or payment of such coupon on the Stated Maturity or Maturities expressed in such Subordinated Debt Security or coupon and, if applicable, to convert such Subordinated Debt Security as provided in the conversion provisions of the Subordinated Debt Indenture and to institute suit for the enforcement of any such payment or conversion right shall not be impaired without the consent of such Holder. (Sections 508, 902 of the Subordinated Debt Indenture)

     The Holders of a majority in principal amount of the Outstanding Subordinated Debt Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Subordinated Debt Securities of such series, provided that (1) such direction shall not be in conflict with any rule of law or with the Subordinated Debt Indenture; (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction; and (3) the Trustee shall not be obligated to take any action unduly prejudicial to Holders not joining in such direction or involving the Trustee in personal liability. (Section 512 of the Subordinated Debt Indenture) The Holders of a majority in principal amount of the Outstanding Subordinated Debt Securities of any series may on behalf of the Holders of all the Subordinated Debt Securities of such series waive any past default under the Subordinated Debt Indenture with respect to the Subordinated Debt Securities of such series and its consequences, except a default in the payment of the principal of or any premium or interest on any Subordinated Debt Security of such series or in respect of a covenant or provision of the Subordinated Debt Indenture which, pursuant to the Subordinated Debt Indenture, cannot be modified or amended without the consent of the Holder of each Outstanding Subordinated Debt Security of such series affected. Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Subordinated Debt Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon. (Sections 902, 513 of the Subordinated Debt Indenture)

     If a default occurs under the Subordinated Debt Indenture with respect to Subordinated Debt Securities of any series, the Trustee shall give the Holders of Subordinated Debt Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default or breach of certain covenants or warranties with respect to Subordinated Debt Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence thereof (the term "default" for purposes of these provisions being defined as any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to the Subordinated Debt Securities of such series). (Section 602 of the Subordinated Debt Indenture)

     In any case in which Subordinated Debt Securities are Outstanding that are denominated in more than one currency and the Trustee is directed to make ratable payments under the Subordinated Debt Indenture to Holders of such Subordinated Debt Securities, unless otherwise provided with respect to any series of Subordinated Debt Securities, the Trustee shall calculate the amount of such payments as follows:

          (i) as of the day the Trustee collects an amount under the Subordinated Debt Indenture, the Trustee shall, as to each Holder of a Subordinated Debt Security to whom an amount is due and payable under the Subordinated Debt Indenture that is denominated in a foreign currency, determine that amount in Dollars that would be obtained for the amount owing such Holder, using the rate of exchange at which in accordance with normal banking procedures the Trustee could purchase in the City of New York Dollars with such amount owing;

          (ii) calculate the sum of all Dollar amounts determined under (i) and add thereto any amounts due and payable in Dollars; and

          (iii) using the individual amounts determined in (i) or any individual amounts due and payable in Dollars, as the case may be, as a numerator, and the sum calculated in (ii) as a denominator, calculate as to each Holder of a Subordinated Debt Security to whom an amount is owed under the Subordinated Debt Indenture the fraction of the amount collected under the Subordinated Debt Indenture payable to such Holder.

Any expenses incurred by the Trustee in actually converting amounts owing Holders of Subordinated Debt Securities denominated in a currency other than that in which any amount is collected under the Subordinated Debt Indenture shall be likewise (in accordance with the foregoing) borne ratably by all Holders of Subordinated Debt Securities to whom amounts are payable under the Subordinated Debt Indenture. (Section 506 of the Subordinated Debt Indenture)

     To the fullest extent allowed under applicable law, if for the purpose of obtaining judgment against us in any court it is necessary to convert the sum due in respect of the principal of, or premium, if any, or interest on, the Subordinated Debt Securities of any series (the "Required Currency") into a currency in which a judgment will be rendered (the "Judgment Currency"), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in the City of New York the Required Currency with the Judgment Currency on the Business Day in the City of New York next preceding that on which final judgment is given. Neither we nor the Trustee shall be liable for any shortfall nor shall we benefit from any windfall in payments to Holders of Subordinated Debt Securities under the Subordinated Debt Indenture caused by a change in exchange rates between the time the amount of a judgment against us is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under the foregoing provisions of the Subordinated Debt Indenture to Holders of Subordinated Debt Securities, but payment of such judgment shall discharge all amounts owed by us on the claim or claims underlying such judgment. (Section 506 of the Subordinated Debt Indenture)

     We are required to furnish to the Trustee annually a statement as to our compliance with all conditions and covenants under the Subordinated Debt Indenture. (Section 1007 of the Subordinated Debt Indenture)

     Subordination. The Subordinated Debt Securities will be subordinate and junior in right of payment, to the extent set forth in the Subordinated Debt Indenture, to all our Senior Indebtedness (as defined below). If we should default in the payment of any principal of or premium or interest on any Senior Indebtedness when the same become due and payable, whether at maturity or a date fixed for prepayment or by declaration of acceleration or otherwise, then, upon written notice of such default to us by the holders of such Senior Indebtedness or any trustee therefor and subject to certain of our rights to dispute such default and subject to proper notification of the Trustee, unless and until such default has been cured or waived or ceases to exist, no direct or indirect payment (in cash, property, securities, by set-off or otherwise) will be made or agreed to be made for principal or premium, if any, or interest, if any, on the Subordinated Debt Securities, or in respect of any redemption, retirement, purchase or other acquisition of the Subordinated Debt Securities other than those made in our capital stock (or cash in lieu of fractional shares thereof) pursuant to any conversion right of the Subordinated Debt Securities or otherwise made in our capital stock. (Sections 1601, 1604 and 1605 of the Subordinated Debt Indenture)

     "Senior Indebtedness" is defined in Section 101 of the Subordinated Debt Indenture as our Indebtedness (as defined below) outstanding at any time except:

          (a) any Indebtedness as to which, by the terms of the instrument creating or evidencing the same, it is provided that such Indebtedness is not senior in right of payment to the Subordinated Debt Securities;

          (b) the Subordinated Debt Securities;

          (c) any of our Indebtedness to any wholly-owned Subsidiary;

          (d) interest accruing after the filing of a petition initiating certain bankruptcy or insolvency proceedings unless such interest is an allowed claim enforceable against us in a proceeding under federal or state bankruptcy laws;

          (e) obligations under performance guarantees, support agreements and other agreements in the nature thereof relating to the obligations of any Subsidiary, and

          (f) trade accounts payable.

     "Indebtedness" is defined in Section 101 of the Subordinated Debt Indenture as, with respect to any Person:

          (a) (i) the principal of and interest and premium, if any, on indebtedness for money borrowed of such Person evidenced by bonds, notes, debentures or similar obligations, including any guaranty by such Person of any indebtedness for money borrowed of any other Person, whether any such indebtedness or guaranty is outstanding on the date of the Subordinated Debt Indenture or is thereafter created, assumed or incurred;

          (ii) the principal of and premium and interest, if any, on indebtedness for money borrowed, incurred, assumed or guaranteed by such Person in connection with the acquisition by it or any of its subsidiaries of any other businesses properties or other assets; and

          (iii) lease obligations which such Person capitalizes in accordance with Statement of Financial Accounting Standards No. 13 promulgated by the Financial Accounting Standards Board or such other generally accepted accounting principles as may be from time to time in effect,

          (b) any other indebtedness of such Person, including any indebtedness representing the balance deferred and unpaid of the purchase price of any property or interest therein, including any such balance that constitutes a trade account payable, and any guaranty, endorsement or other contingent obligation of such Person in respect of any indebtedness of another, which is outstanding on the date of the Subordinated Debt Indenture or is thereafter created, assumed or incurred by such Person; and

          (c) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described as Indebtedness in clause (a) or (b) above.

     If (i) without our consent a court having jurisdiction shall enter (A) an order for relief with respect to us under the United States federal bankruptcy laws, (B) a judgment, order or decree adjudging us a bankrupt or insolvent, or
(C) an order for relief for reorganization, arrangement, adjustment or composition of or in respect of us under the United States federal bankruptcy laws or state insolvency laws or (ii) we shall institute proceedings for the entry of an order for relief with respect to us under the United States federal bankruptcy laws or for an adjudication of insolvency, or shall consent to the institution of bankruptcy or insolvency proceedings against us, or shall file a petition seeking, or seek or consent to reorganization, arrangement, composition or similar relief under the United States federal bankruptcy laws or any applicable state law, or shall consent to the filing of such petition or to the appointment of a receiver, custodian, liquidator, assignee, trustee, sequestrator or similar official in respect of us or of substantially all of our property, or we shall make a general assignment for the benefit of creditors as recognized under the United States federal bankruptcy laws, then all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) will first be paid in full before any payment or distribution, whether in cash, securities or other property, may be made to any Holder of Subordinated Debt Securities on account thereof. In such event, any payment or distribution, whether in cash, securities or other property (other than our securities or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), which would otherwise (but for the subordination provisions) be payable or deliverable in respect of Subordinated Debt Securities of any series will be paid or delivered directly to the holders of Senior Indebtedness in accordance with the priorities then existing among such holders until all Senior Indebtedness (including any interest thereon accruing after the commencement of any such proceedings) has been paid in full. If any payment or distribution of any character, whether in cash, securities or other property (other than our securities or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in the subordination provisions with respect to the Subordinated Debt Securities, to the payment of all Senior Indebtedness then outstanding and to any securities issued in respect thereof under any such plan of reorganization or readjustment), shall be received by the Trustee or any holder of any Subordinated Debt Securities in contravention of any of the terms of the Subordinated Debt Indenture, such payment or distribution will be received in trust for the benefit of, and will be paid over or delivered and transferred to, the holders of the Senior Indebtedness then outstanding in accordance with the priorities then existing among such holders for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all such Senior Indebtedness in full. In the event of the failure of the Trustee or any holder to endorse or assign any such payment, distribution or security, each Holder of Senior Indebtedness is irrevocably authorized to endorse or assign the same. In the event of any such proceeding, after payment in full of all sums owing with respect to Senior Indebtedness, the holders of Subordinated Debt Securities, together with the holders of any of our other obligations ranking on a parity with the Subordinated Debt Securities, will be entitled to be repaid from our remaining assets the amounts at that time due and owing on account of unpaid principal of and any premium and interest on the Subordinated Debt Securities and such other obligations before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any of our capital stock or obligations ranking junior to the Subordinated Debt Securities and such other obligations. (Section 1601 of the Subordinated Debt Indenture)

     The Subordinated Debt Indenture provides that Senior Indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash, securities or other property equal to the amount of such Senior Indebtedness then outstanding. Upon the payment in full of all Senior Indebtedness, the holders of Subordinated Debt Securities of each series shall be subrogated to all rights of any holders of Senior Indebtedness to receive any further payments or distributions applicable to such Senior Indebtedness until the indebtedness evidenced by the Subordinated Debt Securities of such series shall have been paid in full, and such payments or distributions received by such Holders, by reason of such subrogation, of cash, securities or other property that otherwise would be paid or distributed to the holders of Senior Indebtedness, shall, as between us and our creditors other than the holders of such Senior Indebtedness, on the one hand, and such Holders, on the other hand, be deemed to be a payment by us on account of such Senior Indebtedness, and not on account of the Subordinated Debt Securities of such series. (Section 1601 of the Subordinated Debt Indenture)

     The prospectus supplement respecting any series of Subordinated Debt Securities will set forth any subordination provisions applicable to such series in addition to or different from those described above.

     By reason of such subordination, in the event of a liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding involving us or an assignment for the benefit of creditors of us or any of our Subsidiaries or a marshaling of assets or liabilities of us and our Subsidiaries, holders of Senior Indebtedness and holders of our other obligations that are not subordinated to Senior Indebtedness may receive more, ratably, than holders of the Subordinated Debt Securities. Such subordination will not prevent the occurrence of any Default or Event of Default or limit the rights of the Trustee or any Holder, subject to the other provisions of the Subordinated Debt indenture, to pursue any other rights or remedies with respect to the Subordinated Debt Securities.

     Conversion. The Subordinated Debt Indenture may provide for a right of conversion of Subordinated Debt Securities into common stock (or cash in lieu thereof). (Sections 301 and 1501 of the Subordinated Debt Indenture) The following provisions will apply to Debt Securities that are convertible Subordinated Debt Securities unless otherwise provided in the applicable prospectus supplement for such Debt Securities.

     The holder of any convertible Subordinated Debt Securities will have the right exercisable at any time prior to maturity, unless previously redeemed or otherwise purchased by us, to convert such Subordinated Debt Securities into shares of common stock at the conversion price or conversion rate set forth in the applicable prospectus supplement, subject to adjustment. (Section 1502 of the Subordinated Debt

Indenture) The holder of convertible Subordinated Debt Securities may convert any portion thereof which is $1,000 in principal amount or any integral multiple thereof. (Section 1502 of the Subordinated Debt Indenture)

     In certain events, the conversion price or conversion rate will be subject to adjustment as set forth in the Subordinated Debt Indenture. Such events include the issuance of shares of our common stock as a dividend or distribution on the common stock; subdivisions, combinations and reclassifications of the common stock; the issuance to all holders of common stock of rights or warrants entitling the holders thereof (for a period not exceeding 45 days) to subscribe for or purchase shares of common stock at a price per share less than the then current market price per share of common stock (as determined pursuant to the Subordinated Debt Indenture); and the distribution to substantially all holders of common stock of evidences of indebtedness, equity securities (including equity interests in our Subsidiaries) other than common stock, or other assets (excluding cash dividends paid from surplus) or rights or warrants to subscribe for securities (other than those referred to above). No adjustment of the conversion price or conversion rate will be required unless an adjustment would require a cumulative increase or decrease of at least 1% in such price or rate. (Section 1504 of the Subordinated Debt Indenture) We have been advised by our counsel that certain adjustments in the conversion price or conversion rate in accordance with the foregoing provisions may result in constructive distributions to either holders of the Subordinated Debt Securities or holders of common stock which would be taxable pursuant to Treasury Regulations issued under Section 305 of the Internal Revenue Code of 1986, as amended. The amount of any such taxable constructive distribution would be the fair market value of the common stock which is treated as having been constructively received, such value being determined as of the time the adjustment resulting in the constructive distribution is made.

     Fractional shares of common stock will not be issued upon conversion, but, in lieu thereof, we will pay a cash adjustment based on the then current market price for the common stock. (Section 1503 of the Subordinated Debt Indenture) Upon conversion, no adjustments will be made for accrued interest or dividends, and therefore convertible Subordinated Debt Securities surrendered for conversion between an Interest Payment Date and on or prior to the record date pertaining to the subsequent Interest Payment Date will not be considered Outstanding and no interest will be paid on the related Interest Payment Date. Convertible Subordinated Debt Securities (except convertible Subordinated Debt Securities called for redemption on a redemption date during such period) surrendered for conversion during the period between the close of business on any record date for an Interest Payment Date for such convertible Subordinated Debt Security and the opening of business on the related Interest Payment Date shall be considered Outstanding for purposes of payment of interest, and, therefore, must be accompanied by payment of an amount equal to the interest payable thereon on such Interest Payment Date. (Sections 1504 and 1502 of the Subordinated Debt Indenture)

     In the case of any consolidation or merger of us (with certain exceptions) or any conveyance, transfer or lease of our properties and assets substantially as an entirety to any Person, each holder of convertible Subordinated Debt Securities, after the consolidation, merger, conveyance, transfer or lease, will have the right to convert such convertible Subordinated Debt Securities only into the kind and amount of securities, cash and other property which the holder would have been entitled to receive upon or in connection with such consolidation, merger, conveyance, transfer or lease, if the holder had held the common stock issuable upon conversion of such convertible Subordinated Debt Securities immediately prior to such consolidation, merger, conveyance, transfer or lease. (Section 1505 of the Subordinated Debt Indenture)

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

     We are authorized to issue 1,500,000,000 shares of common stock, of which 618,994,325 shares were outstanding at May 21, 1999. We are also authorized to issue 10,000,000 shares of preferred stock, none of which were outstanding on that date.

COMMON STOCK

     Dividends. Holders of common stock are entitled to receive dividends when declared by our Board of Directors. In certain cases, common stockholders may not receive dividends until we satisfy our obligations to any preferred stockholders.

     Voting Rights. Each share of common stock is entitled to one vote in the election of directors and in each other matter we may ask stockholders to vote on. Common stockholders do not have cumulative voting rights. Accordingly, the holders of a majority of shares voting for the election of directors can elect all of the directors standing for election. Because members of our Board of Directors serve staggered three-year terms, only about one third of our directors are elected each year.

     Fully Paid Status. All outstanding shares of our common stock are validly issued, fully paid and non-assessable. The shares offered hereby will also be, upon issuance and sale, validly issued, fully paid and non-assessable.

     Liquidation or Dissolution. If we liquidate, dissolve or wind up our business, whether or not voluntarily, common stockholders will share ratably in the assets remaining after we pay our creditors and any preferred stockholders.

     Listing. Our common stock is listed on the New York Stock Exchange under the trading symbol "WMI."

     Transfer Agent and Registrar. The transfer agent and registrar for the common stock is Harris Trust and Savings Bank, Chicago, Illinois.

PREFERRED STOCK

     The Board of Directors is authorized, without obtaining stockholder approval, to issue one or more series of preferred stock. The Board's authority includes determining the number of shares of each series and the rights, preferences and limitations of each series, including voting rights, dividend rights, conversion rights, redemption rights and any liquidation preferences. In this regard, the Board may issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock, and dividend or liquidation preferences that would restrict common stock dividends or adversely affect the assets available for distribution to holders of shares of common stock in the event of our dissolution.

AUTHORIZED BUT UNISSUED SHARES

     Authorized but unissued shares of common stock or preferred stock can be reserved for issuance by the Board of Directors from time to time, without stockholder action, for stock dividends or stock splits, to raise equity capital and to structure future corporate transactions, including acquisitions, as well as for other proper corporate purposes. Stockholders have no preemptive rights.

DELAWARE LAW AND CERTAIN PROVISIONS OF THE RESTATED CERTIFICATE OF INCORPORATION

     We are a Delaware corporation and are governed by the Delaware General Corporation Law, in addition to our Restated Certificate of Incorporation and Bylaws, certain provisions of which are summarized below. You should read the actual provisions of these documents.

     Section 203 of the Delaware law provides that an "Interested Stockholder," which is generally defined to mean any beneficial owner of 15% to 85% of the corporation's voting stock, may not engage in any "business combination" with the corporation for a period of three years after the date on which the person became an Interested Stockholder, unless:

     - prior to such date, the corporation's board of directors approved either the business combination or the transaction in which the stockholder became an Interested Stockholder; or

     - subsequent to such date, the business combination is approved by the corporation's board of directors and authorized at a stockholders' meeting by a vote of at least two-thirds of the corporation's outstanding voting stock not owned by the Interested Stockholder.

     Section 203 defines the term "business combination" to include mergers, asset sales and other transactions resulting in a financial benefit to the Interested Stockholder.

     The provisions of Section 203, combined with the Board of Directors' authority to issue preferred stock without further stockholder action, could delay or frustrate a change in control or discourage, impede or prevent a merger, tender offer or proxy contest involving us, even if such an event would be favorable to the interests of our stockholders. Our stockholders, by adopting an amendment to the Restated Certificate of Incorporation, may elect not to be governed by Section 203. Such an election would be effective 12 months after its adoption.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

     Our Restated Certificate of Incorporation provides that our directors are not liable for monetary damages for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

     In addition, our Bylaws provide for indemnification of each officer and director to the fullest extent permitted by Delaware law. Section 145 of the Delaware General Corporation Law grants us the power to indemnify each officer and director against liabilities and expenses incurred by reason of the fact that he is or was an officer or director if the individual (1) acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and (2) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.

     We have also purchased directors' and officers' liability insurance.
Section 145 of the Delaware General Corporation Law allows us to purchase such insurance whether or not we would have the power to indemnify an officer or director under the provisions of Section 145.

     We also have entered into a contract with each of our directors and executive officers to pay the reasonable fees and expenses of his or her counsel, as well as any judgments, fines, penalties, excise taxes, amounts paid in settlement and other liabilities, which the individual may incur in any claim or proceeding (including an action on our behalf) by reason of having served us as a director, officer, agent or fiduciary. These agreements also provide for us to pay the individual's defense costs before the proceeding is over, so long as the director or officer undertakes to repay us should a court later determine that the director or officer was not entitled to indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                              PLAN OF DISTRIBUTION

     We may sell the securities to or through underwriters or dealers, and we also may sell the securities directly to other purchasers or through agents.

     The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of the securities, underwriters may receive compensation from us, or purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters, and any discounts or commissions they receive from us or the purchasers of securities, and any profit on their resale of securities may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any person deemed to be an underwriter and will describe the compensation they receive from us in a prospectus supplement.

     Debt securities, when first issued, will have no established trading market. If we sell debt securities to or through any underwriters or agents for public offering and sale, they may make a market in those debt securities. However, the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. There can be no assurance as to the liquidity of any market that may develop for the debt securities.

     We may enter into agreements with underwriters, dealers and agents who participate in the distribution of securities that could entitle them to indemnification by us against or contribution from us toward certain liabilities, including liabilities under the Securities Act.

DELAYED DELIVERY ARRANGEMENT

     If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase debt securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases will be subject to our approval. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the debt securities shall not at the time of delivery be prohibited under the laws of any jurisdiction to which such purchaser is subject. The underwriters and such agents will not be responsible for the validity or performance of those contracts.

                             VALIDITY OF SECURITIES

     The validity of the securities, as well as certain tax matters in connection therewith, will be passed upon for us, and certain legal matters will be passed upon for any agents, dealers or underwrites, by counsel named in the applicable prospectus supplement.

                                    EXPERTS

     The audited consolidated financial statements appearing in Waste Management's Annual Report on Form 10-K for the year ended December 31, 1998 incorporated by reference in this prospectus have been audited by Arthur Andersen LLP, independent public accountants, as set forth in their report. In their report, that firm states that, with respect to USA Waste Services, Inc. and Subsidiaries, its opinion is based on reports of other auditors, namely Coopers & Lybrand L.L.P. The financial statements referred to above have been included herein in reliance upon the authority of those firms as experts in given said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth all expenses payable by the Company in connection with the issuance and distribution of the securities, other than underwriting discounts and commissions. All the amounts shown are estimates, except the registration fee.

Registration Fee............................................   $  611,600
Fees and expenses of accountants............................      150,000
Fees and expenses of legal counsel..........................      100,000
Fees and expenses of trustee and counsel....................       50,000
Fees of rating agencies.....................................       75,000
Printing and engraving expenses.............................      180,000
Blue Sky fees and expenses (including counsel)..............       20,000
Miscellaneous...............................................       13,400
                                                               ----------
          Total.............................................   $1,200,000
                                                               ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under Delaware law, a corporation may include provisions in its certificate of incorporation that will relieve its directors of monetary liability for breaches of their fiduciary duty to the corporation, except under certain circumstances, including a breach of the director's duty of loyalty, acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of law, the approval of an improper payment of a dividend or an improper purchase by the corporation of stock or any transaction from which the director derived an improper personal benefit. The Company's Restated Certificate of Incorporation provides that the Company's directors are not liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty, subject to the described exceptions specified by Delaware law.

     Section 145 of the Delaware General Corporation Law grants to the Company the power to indemnify each officer and director of the Company against liabilities and expenses incurred by reason of the fact that he is or was an officer or director of the Company if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Bylaws of the Company provide for indemnification of each officer and director of the Company to the fullest extent permitted by Delaware law.

     Section 145 of the Delaware General Corporation Law also empowers the Company to purchase and maintain insurance on behalf of any person who is or was an officer or director of the Company against liability asserted against or incurred by him in any such capacity, whether or not the Company would have the power to indemnify such officer or director against such liability under the provisions of Section 145. The Company has purchased and maintains a directors' and officers' liability policy for such purposes.

     The Company has entered into Indemnification Agreements with each of its directors and executive officers. Such Indemnification Agreements provide that such persons (the "Indemnitees") will be indemnified and held harmless from all expenses, including (without limitation) the amount of any judgments, fines, penalties, excise taxes and amounts paid in settlement, actually incurred by an Indemnitee with respect to any threatened, pending or completed claim, action (including any action by or in the right of the Company), suit or proceeding (whether formal or informal, or civil, criminal, administrative, legislative, arbitrative or investigative) in respect of which such Indemnitee is, was or at any time becomes, or is threatened to be made, a party, witness, subject or target, by reason of the fact that such Indemnitee is or was a director, officer, agent or fiduciary of the Company or serving at the request of the Company as a director, officer, employee, fiduciary or representative or another enterprise. Such Indemnification Agreements also provide that the Company, if requested to do so by an Indemnitee, will advance to such Indemnitee, prior to final disposition of any proceeding, the expense actually incurred by the Indemnitee subject to the obligation of the Indemnitee to refund if it is ultimately determined that such Indemnitee was not entitled to indemnification.

ITEM 16. EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------
         1.1*            -- Form of Underwriting Agreement (Debt Securities).
         1.2*            -- Form of Underwriting Agreement (Common Stock).
         4.1             -- Indenture for Senior Debt Securities dated September 10,
                            1997, among the Registrant and Texas Commerce Bank
                            National Association, as trustee (incorporated by
                            reference to Exhibit 4.1 to the Registrant's Current
                            Report on Form 8-K filed with the Commission on September
                            24, 1997).
         4.2             -- Subordinated Indenture, dated as of February 1, 1997,
                            among the Registrant and Texas Commerce Bank National
                            Association (incorporated by reference to Exhibit 4.1 to
                            the Registrant's Current Report on Form 8-K filed with
                            the Commission on February 7, 1997).
         4.3*            -- Form of Debt Securities.
         4.4             -- Restated Certificate of Incorporation, as amended
                            (incorporated by reference to Exhibit 3.2 of the
                            Registrant's Current Report on Form 8-K dated July 16,
                            1998).
         4.5             -- Bylaws (incorporated by reference to Exhibit 3.2 to
                            Post-Effective Amendment No. 1 to the Registrant's
                            Registration Statement on Form S-4 (File No. 33-60103)).
         4.6             -- Specimen Common Stock Certificate (incorporated by
                            reference to Exhibit 4.1 to the Registrant's Annual
                            Report on Form 10-K for the year ended December 31,
                            1998).
         5.1***          -- Opinion of Locke Liddell & Sapp LLP as to the legality of the Securities being registered.
        12.1**           -- Computation of ratios of earnings to fixed charges.
        23.1***          -- Consent of Locke Liddell & Sapp LLP (included in Exhibit
                            5.1).
        23.2**           -- Consent of Arthur Andersen LLP.
        23.3**           -- Consent of PricewaterhouseCoopers LLP.
        24.1**           -- Powers of Attorney (included on signature page herewith).
        25.1***          -- Statement of Eligibility of Trustee with respect to
                            Senior Debt Indenture.
        25.2***          -- Statement of Eligibility of Trustee with respect to
                            Subordinated Debt Indenture.

---------------

* The Company will file any underwriting agreement relating to Debt Securities or common stock that it may enter into and any form of Debt Securities not previously so filed, as an exhibit to a Current Report on Form 8-K.

**  Filed herewith.

*** To be filed by amendment.

ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic report filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The registration hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any charter provision, by-law, contract, arrangement, statute, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 4th day of June, 1999.

                                            WASTE MANAGEMENT, INC.

                                            By:      /s/ JOHN E. DRURY
                                              ----------------------------------
                                                        John E. Drury
                                                  Chairman of the Board and
                                                   Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John E. Drury, Earl E. DeFrates and Gregory T. Sangalis and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign, execute and file this registration statement under the Securities Act and any and all amendments (including, without limitation, post-effective amendments and any amendment or amendments or additional registration statements filed pursuant to Rule 462 under the Securities Act increasing the amount of securities for which registration is being sought) to this registration statement, and to file the same, with all exhibits thereto, and all other documents necessary or advisable to comply with the applicable state securities laws, and to file the same, together with other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 4th day of June, 1999.

                      SIGNATURE                                      TITLE                     DATE
                      ---------                                      -----                     ----

                  /s/ JOHN E. DRURY                    Chairman of the Board and Chief     June 4, 1999
-----------------------------------------------------    Executive Officer (Principal
                    John E. Drury                        Executive Officer)

                 /s/ RODNEY R. PROTO                   President, Chief Operating Officer  June 4, 1999
-----------------------------------------------------    and Director
                   Rodney R. Proto

                /s/ EARL E. DEFRATES                   Executive Vice President and Chief  June 4, 1999
-----------------------------------------------------    Financial Officer (Principal
                  Earl E. DeFrates                       Financial Officer)

                                                       Vice President and Chief            June 4, 1999
-----------------------------------------------------    Accounting Officer (Principal
                   Bruce E. Snyder                       Accounting Officer)

                /s/ H. JESSE ARNELLE                   Director                            June 4, 1999
-----------------------------------------------------
                  H. Jesse Arnelle

                      SIGNATURE                                      TITLE                     DATE
                      ---------                                      -----                     ----

            /s/ PASTORA SAN JUAN CAFFERTY              Director                            June 4, 1999
-----------------------------------------------------
              Pastora San Juan Cafferty

                  /s/ RALPH F. COX                     Director                            June 4, 1999
-----------------------------------------------------
                    Ralph F. Cox

                                                       Director                            June 4, 1999
-----------------------------------------------------
                 Richard J. Heckmann

                /s/ RODERICK M. HILLS                  Director                            June 4, 1999
-----------------------------------------------------
                  Roderick M. Hills

                /s/ RICHARD D. KINDER                  Director                            June 4, 1999
-----------------------------------------------------
                  Richard D. Kinder

                /s/ ROBERT S. MILLER                   Director                            June 4, 1999
-----------------------------------------------------
                  Robert S. Miller

                /s/ PAUL M. MONTRONE                   Director                            June 4, 1999
-----------------------------------------------------
                  Paul M. Montrone

                                                       Director                            June 4, 1999
-----------------------------------------------------
                    John S. Pope

               /s/ STEVEN G. ROTHMEIER                 Director                            June 4, 1999
-----------------------------------------------------
                 Steven G. Rothmeier

               /s/ RALPH V. WHITWORTH                  Director                            June 4, 1999
-----------------------------------------------------
                 Ralph V. Whitworth

                 /s/ JEROME B. YORK                    Director                            June 4, 1999
-----------------------------------------------------
                   Jerome B. York

                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                    EXHIBIT
        -------                                    -------

         1.1*            -- Form of Underwriting Agreement (Debt Securities).
         1.2*            -- Form of Underwriting Agreement (Common Stock).
         4.1             -- Indenture for Senior Debt Securities dated September 10,
                            1997, among the Registrant and Texas Commerce Bank
                            National Association, as trustee (incorporated by
                            reference to Exhibit 4.1 to the Registrant's Current
                            Report on Form 8-K filed with the Commission on September
                            24, 1997).
         4.2             -- Subordinated Indenture, dated as of February 1, 1997,
                            among the Registrant and Texas Commerce Bank National
                            Association (incorporated by reference to Exhibit 4.1 to
                            the Registrant's Current Report on Form 8-K filed with
                            the Commission on February 7, 1997).
         4.3*            -- Form of Debt Securities.
         4.4             -- Restated Certificate of Incorporation, as amended
                            (incorporated by reference to Exhibit 3.2 of the
                            Registrant's Current Report on Form 8-K dated July 16,
                            1998).
         4.5             -- Bylaws (incorporated by reference to Exhibit 3.2 to
                            Post-Effective Amendment No. 1 to the Registrant's
                            Registration Statement on Form S-4 (File No. 33-60103)).
         4.6             -- Specimen Common Stock Certificate (incorporated by
                            reference to Exhibit 4.1 to the Registrant's Annual
                            Report on Form 10-K for the year ended December 31,
                            1998).
         5.1***          -- Opinion of Locke Liddell & Sapp LLP as to the legality of the Securities being registered.
        12.1**           -- Computation of ratios of earnings to fixed charges.
        23.1***          -- Consent of Locke Liddell & Sapp LLP (included in Exhibit
                            5.1).
        23.2**           -- Consent of Arthur Andersen LLP.
        23.3**           -- Consent of PricewaterhouseCoopers LLP.
        24.1**           -- Powers of Attorney (included on signature page herewith).
        25.1***          -- Statement of Eligibility of Trustee with respect to
                            Senior Debt Indenture.
        25.2***          -- Statement of Eligibility of Trustee with respect to
                            Subordinated Debt Indenture.

---------------

* The Company will file any underwriting agreement relating to Debt Securities or common stock that it may enter into and any form of Debt Securities not previously so filed, as an exhibit to a Current Report on Form 8-K.

**  Filed herewith.

*** To be filed by amendment.